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                                                                    EXHIBIT 10.4

                      FIRST AMENDMENT TO SERVICES AGREEMENT
                BETWEEN B-III CAPITAL, LLC AND PET QUARTERS, INC.
                           AND STOCK OPTION AGREEMENT
               BETWEEN ROBERT M. BROWN, III AND PET QUARTERS, INC.
               ---------------------------------------------------

THIS FIRST AMENDMENT ("Amendment") to the Services Agreement between B-III Capital, LLC ("B-III") and Pet Quarters, Inc. ("Pet Quarters") dated as of October 25, 1999 ("Services Agreement") and Stock Option Agreement between Robert M. Brown, III ("Brown") and Pet Quarters dated as of November 8, 1999 ("Stock Option Agreement"), is entered into to be effective as of the last date written below.

                                    RECITALS

WHEREAS, B-III and Pet Quarters entered into the Agreement and anticipated paying B-III "success fees" equal to three percent (3%) of cash paid for any shares of common stock of Pet Quarters acquired by an investor procured for Pet Quarters by B-III; and

WHEREAS, B-III and Pet Quarters anticipate closing several private and public placements with or through Ladenburg Thalmann & Co., Inc. ("Ladenburg") or Keane Securities, Inc. ("Keane"), investors procured for Pet Quarters by B-III; and

WHEREAS, B-III and Pet Quarters agree that B-III's success fee for private or public placements with or through Ladenburg or Keane should be one percent (1%) instead of three percent (3%); and

WHEREAS, Brown and Pet Quarters agree that in certain events the vesting schedule for a portion of Brown's options to purchase common stock of Pet Quarters under the Stock Option Agreement should be accelerated; and

NOW, THEREFORE, in consideration of the respective promises contained in the Agreement, B-III, Brown and Pet Quarters agree as follows:

1. Paragraph 2 - "Success Fees" of the Services Agreement is amended to read,

         In connection with the private placement of any Pet Quarters shares negotiated by B-III to an investor procured for Pet Quarters by B-III, other than Ladenburg Thalmann & Co, Inc. ("Ladenburg") or Keane Securities, Inc. ("Keane"), Pet Quarters agrees to pay B-III a success fee in cash in an amount of three percent (3%) of the net cash consideration received by Pet Quarters for such shares, less any retainer fees paid to B-III and not previously so credited, payable on B-III's instructions at closing of the private placement. In connection with the private placements of any Pet Quarters shares negotiated by B-III to Ladenburg or Keane, Pet Quarters agrees to pay B-III a success fee in cash in the amount of one percent



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         (1%) of the net cash consideration actually received by Pet Quarters, less any retainer fees to B-III paid and not previously so credited, payable within twenty (20) days after the closing of any transaction with or through Ladenburg or Keane. The success fees referenced above, whether referring to a 3% or a 1% fee, also applies to the net proceeds received by Pet Quarters from any debt placed by B-III on Pet Quarters' behalf, less any retainer fees paid to B-III and not previously credited.

2.       Paragraph 3 of the Stock Option Agreement is amended to read,

         Acceleration of Vesting. Upon the occurrence of a "change in control" of the Company, or (ii) a successful public offering of registered shares of the Company, or (iii) the termination of the Services Agreement by the Company without cause, the Option granted hereby shall thereupon be fully vested and may thereafter be exercised for 100% of the shares covered thereby, notwithstanding the vesting and exercise schedule set forth in Section 2 above. A "change in control" of the Company shall mean the transfer, whether in a single transaction or a series of transactions, occurring within a two (2) month period, of more than 50% of the voting equity securities or voting control of the Company to any person or group of persons acting in concert, if such person (or all persons in such group) were not, as of the date of this Agreement, owners of at least one share of the Company's common stock; provided, however, that a transfer of the Company's common stock by gift, bequest or inheritance shall not be deemed a transfer for purposes of determining if a change in control has occurred, and provided further that any person who has received shares of the Company's common stock by gift, bequest or inheritance, directly or indirectly from a person who owned at least one share of the Company's common stock as of the date of this Agreement, shall be deemed a person who owned at least one share of the Company's common stock as of the date of this Agreement. Upon the closing of a private placement of shares of Pet Quarters negotiated by B-III to an investor procured for Pet Quarters by B-III, as outlined in and contemplated by paragraph 2 - Success Fees of that certain Services Agreement dated as of October 25, 1999, by and between B-III and Pet Quarters, as amended, one-half (1/2) of the unvested shares under this Agreement shall vest and become immediately exercisable by Brown. The shares designated for accelerated vesting under this provision shall be selected in inverse order of scheduled vesting as set forth in paragraph 2 hereof, commencing with those shares scheduled to vest on November 8, 2001.

3. The remaining terms of the Services Agreement and the Stock Option Agreement shall remain unchanged unless such terms would be in conflict with the amendments set forth herein, and then the Services Agreement and Stock Option Agreement should be read to incorporated the changes contemplated hereby and in accordance herewith.

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  IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date noted by their signatures.

                                            B-III CAPITAL, LLC:


Date:  March      , 2000            By:
             -----                          ------------------------------------
                                            Robert M. Brown, III, President


                                            ROBERT M. BROWN, III:


Date:  March      , 2000            By:
             -----                          ------------------------------------
                                            Robert M. Brown, III


                                            PET QUARTERS, INC.


Date:  March      , 2000            By:
             -----                          ------------------------------------
                                            Steven B. Dempsey, President